Third Quarter 2023 Earnings Conference Call Bill Rogers – Chairman & CEO Mike Maguire – CFO October 19, 2023

2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of Truist. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. In particular, forward looking statements include, but are not limited to, statements we make about: (i) cost savings to be achieved in future periods, (ii) Truist’s expected CET1 ratio in future periods, (iii) the benefits associated with investments in digital capabilities offered by Truist, (iv) expected average commercial and consumer loan balances in the fourth quarter of 2023, (v) future capital levels, including Truist’s ability to meet the requirements and to build capital under the proposed phase-in periods for the Basel III Endgame rules, (vi) guidance with respect to financial performance metrics in future periods, including future levels of GAAP revenues, adjusted expenses, and net charge-off ratio, and (vii) Truist’s effective tax rate in future periods. Forward-looking statements are not based on historical facts but instead represent management’s expectations and assumptions regarding Truist’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, Truist’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Part I, Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2022 and in Truist’s subsequent filings with the Securities and Exchange Commission: • Current and future economic and market conditions, such as the interest rate environment, including the replacement of LIBOR as an interest rate benchmark; U.S. fiscal debt, budget and tax matters; geopolitical matters (including conflicts in the Ukraine, Israel, and the Gaza Strip); and any slow down in global economic growth could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services; • the monetary and fiscal policies of the federal government and its agencies, including in response to higher inflation, could have a material adverse effect on the economy and Truist’s profitability; • regulatory matters, litigation, or other legal actions may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences; • evolving legislative, accounting and regulatory standards, including with respect to climate, deposits, capital, and liquidity requirements, which may become more stringent in light of continuous turmoil in the banking industry, such as long-term debt requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations; • increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance could damage its reputation and adversely impact business and revenues; • Truist may be impacted by actual or perceived soundness of other financial institutions, including as a result of the financial or operational failure of a major financial institution, or concerns about the creditworthiness of such a financial institution or its ability to fulfill its obligations, which can cause substantial and cascading disruption within the financial markets and increased expenses, including FDIC insurance premiums, and could affect our ability to attract and retain depositors and to borrow or raise capital; • Truist is subject to credit risk by lending or committing to lend money, may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral, and may suffer losses if the value of collateral declines in stressed market conditions; • inability to access short-term funding or liquidity, loss of client deposits, or changes in Truist’s credit ratings could increase the cost of funding, limit access to capital markets, or negatively affect Truist’s overall liquidity or capitalization; • unexpected outflows of uninsured deposits may require Truist to sell investment securities at a loss; • a loss of value of Truist’s investment portfolio could negatively impact market perceptions of Truist and could lead to deposit withdrawals; • risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk; • there are risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators; • deposit attrition, client loss, or revenue loss following completed mergers or acquisitions may be greater than anticipated; • Truist could fail to execute on strategic or operational plans, including the ability to achieve its cost saves targets; • increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards or compliance costs, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations; • failure to maintain or enhance Truist’s competitive position with respect to new products, services, and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense; • negative public opinion could damage Truist’s reputation and adversely impact business and revenues, including the effects of social media on market perceptions of Truist and banks generally; • Truist faces substantial legal and operational risks in safeguarding personal information; • accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time or if there is a decline in a reporting unit’s forecasted net income; • Truist faces risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases; • there are risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer; • Truist’s success depends on hiring and retaining key teammates, and if these individuals leave or change roles without effective replacements, Truist’s operations could be adversely impacted, which could be exacerbated in the increased work-from-home environment as job markets may be less constrained by physical geography; • Truist’s operations rely on its ability, and the ability of key external parties, to maintain appropriate-staffed workforces, and on the competence, trustworthiness, health and safety of teammates; • Truist faces the risk of fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate; • security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyberattacks, which have increased in frequency with geopolitical tensions, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; • widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services; and • the effects of COVID-19 adversely impacted the Company’s operations and financial performance and similar adverse impacts resulting from pandemics could occur in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, Truist undertakes no obligation to revise or update any forward-looking statements. Forward-Looking Statements

3 Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Truist’s management uses these “non-GAAP” measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The Company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. Truist’s management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: Adjusted Performance Measures - The adjusted performance measures, including adjusted diluted earnings per share, return on average tangible common shareholders’ equity, adjusted efficiency ratio, and adjusted noninterest expense, are non-GAAP in that they exclude merger- related and restructuring charges, other selected items, and amortization of intangible assets, as applicable to tangible measures. Truist’s management uses these measures in their analysis of the Corporation’s performance. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrate the effects of significant gains and charges. Pre-Provision Net Revenue (PPNR) - Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non- GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist’s management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods. Tangible Common Equity and Related Measures - Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist’s management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. Core NIM - Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from mergers and acquisitions are excluded to approximate the yields paid by clients. Truist’s management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist’s earning assets. Insurance Holdings Adjusted EBITDA - EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist’s management also adds back merger-related and restructuring charges, acquisition retention and changes in estimated earn-out incentives, equity and equity-like compensation items, independence readiness costs related to Truist Insurance Holdings, and other selected items. Truist’s management uses this measure in its analysis of the Corporation’s Insurance Holdings segment. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

4

Financial Results

6 3Q23 key takeaways 1 Solid third quarter results 2 Expenses well-controlled—$750 million cost saves program underway 3 Increased CET1 29 bps and NIM 4 bps reflecting a more efficient balance sheet 5 Key actions taken on our organizational alignment and simplification efforts Net income available to common $1.1 billion Return on average tangible common equity 17.3% Net interest margin 2.95% CET1 ratio 9.9% Nonperforming loans / LHFI 0.46% 4 Maintained stable asset quality metrics with NPLs flat and ALLL higher 6

3Q23 performance highlights

($ in millions, except per share data)

Summary Income Statement

	3Q23	Change vs. 2Q23	Change vs. 3Q22
GAAP / Unadjusted			
Revenue	$5,729	(4.1)%	(2.7)%
Expense	$3,747	—%	3.7%
PPNR	$1,982	(10.9)%	(12.8)%
Provision for credit losses	$497	(7.6)%	112.4%
Net income available to common	$1,071	(13.2)%	(30.3)%
Diluted EPS	$0.80	(13.0)%	(30.4)%
ROCE	7.5%	(110) bps	(320) bps
ROTCE	17.3%	(210) bps	(620) bps
Efficiency ratio	66.1%	280 bps	430 bps
TBVPS	$19.25	(5.8)%	4.8%
Adjusted[1]			
Efficiency ratio	61.8%	220 bps	540 bps
PPNR	$2,187	(9.4)%	(14.7)%

Commentary

Earnings and profitability

- $1.1 billion of net income available to common *($0.80 per share)* and ROTCE of 17%
  - 3Q23 EPS negatively impacted by $0.04 per share of merger-related and restructuring charges *(MRCs)* primarily related to severance
- Total revenues were down 4.1%
  - Includes an $87 million reduction in service charges on deposits revenue due to client refund accruals resulting from a revision to deposit service fee protocols
- Adjusted expenses[1] were down 0.5% vs. 2Q23
  - Includes $70 million of higher other expenses due to the aforementioned revision to deposit service fee protocols and resolution of certain legal matters

Net interest income and net interest margin

- Net interest income declined $58 million, or 1.6% vs. 2Q23 compared with a $240 million sequential decline, or 6.1% from 1Q23 to 2Q23
- Net interest margin improved 4 bps linked quarter to 2.95% driven by a more efficient balance sheet due to:
  - Decline in FHLB borrowings
  - Decline in lower-yielding loan balances
  - Improving spreads on new and renewed loans

Balance sheet, asset quality, capital, and liquidity

- Average loan balances decreased $8.3 billion, or 2.5% vs. 2Q23 due primarily to the sale of the $4.8 billion student loan portfolio *("Student")* in late 2Q23
- Average deposits increased $1.2 billion, or 0.3% vs. 2Q23
- CET1 up 29 bps vs. 2Q23 to 9.9%
- The ALLL ratio increased 6 bps, while NPLs as a % of loans HFI decreased 1 bp
- LCR of 110%

Note: All data points are taxable-equivalent, where applicable; see non-GAAP reconciliations in the appendix
Current quarter regulatory capital information is preliminary
1 Adjusted metrics exclude amortization and merger-related and restructuring charges but do not exclude one-time items

TRUIST

7

8 19 20 23 25 4Q22 1Q23 2Q23 3Q23 Seamless Digital Experiences Drive Relationship Quality and Transactions 4Q22 1Q23 2Q23 3Q23 T3 is driving digital momentum 4.4 4.5 4.6 4.7 4Q22 1Q23 2Q23 3Q23 1 Active users reflect clients that have logged in using the mobile app over the prior 90 days 2 Digital transactions include transfers, Zelle, bill payments, mobile deposits, ACH, and wire transfers 3 Client satisfaction: How satisfied are you with your most recent experience using digital banking with Truist? Mobile App Users1 Zelle Transactions Digital Transactions2 Client Satisfaction Remains High3 66 67 71 72 4Q22 1Q23 2Q23 3Q23 +3% +1% +2% +8% +32% +9% No Change +6% (in millions) (in millions) (in millions) Digital Onboarding – Platform enhancements have driven a 19% increase in Truist One funding rates YTD – Reached record high conversion rates and client satisfaction while attracting younger new-to-bank households Digital Transactions – Zelle transactions increased 10% over prior quarter, fueled by upgrades in 1H23 – Clients using digital money movement tools grew 2% in 3Q to more than 4.2 million

9 Average loans and leases HFI ($ in billions) $309 $321 $326 $326 $318 $180 $188 $194 $195 $193 $130 $133 $132 $131 $125 Commercial LHFI Consumer, mortgage, & card LHFI Loans HFI yield (%) Loans HFI yield ex. PAA (%) 3Q22 4Q22 1Q23 2Q23 3Q23 – Average loans decreased $8.3 billion, or 2.5% from 2Q23 – Excluding the impact of Student, average loans declined 1.1% from 2Q23 – Average commercial loans decreased $2.2 billion, or 1.1% driven by a $2.6 billion decrease in average C&I loans, partially offset by a modest increase in commercial construction loans – Average consumer loans declined $6.1 billion primarily driven by a $4.8 billion decline in Student and a $1.7 billion decline in indirect auto, partially offset by growth in the Service Finance and Sheffield portfolios 5-Quarter Trend vs. Linked Quarter 4.36% May not foot due to rounding 5.14% 5.72% 5.25% 5.81% 6.07% 5.98% 4.49% 6.25% 6.18%

10 ($ in billions) $420 $413 $408 $400 $401 $274 $272 $277 $276 $282 $146 $141 $131 $124 $119 Interest-bearing deposits Noninterest-bearing deposits Total deposit cost (%) 3Q22 4Q22 1Q23 2Q23 3Q23 Average deposits 1 Cumulative beta calculation is based on change in average interest-bearing deposit cost divided by change in average Fed Funds from 4Q21 to 3Q23 – Average deposits increased $1.2 billion, or 0.3% – Average noninterest-bearing deposits declined $4.8 billion, or 3.9% – Represented 30% of total deposits – Average money market and savings deposits increased $1.8 billion, or 1.3% – Average time deposits increased $5.1 billion, or 14.2% – Deposit costs continue to increase (albeit at a slower pace) due to higher interest rates and a continued mix shift from lower cost deposit accounts – Total cost of deposits was 181 bps, up 30 bps from the prior quarter – Total cost of interest-bearing deposits was 257 bps, up 38 bps from the prior quarter – Reflects 49% cumulative beta1 vs. Linked Quarter 5-Quarter Trend 0.31% 0.66% 1.12% 1.51% 1.81%

11 $3,783 $4,031 $3,919 $3,679 $3,621 $3,670 $3,937 $3,843 $3,604 $3,566 $113 $94 $76 $75 $55 3.12% 3.25% 3.17% 2.91% 2.95% 3.02% 3.17% 3.10% 2.85% 2.90% Core net interest income TE ($ MM) Purchase accounting accretion ($ MM) Reported NIM (%) Core NIM (%) 3Q22 4Q22 1Q23 2Q23 3Q23 – Net interest income declined 1.6% primarily due to lower earning assets – Reported NIM increased 4 bps to 2.95% driven by balance sheet optimization efforts including: – Decline in FHLB borrowings – Decline in lower yielding loan balances – Improving spreads on new and renewed loans – Net interest income declined 4.3% as a result of higher funding costs and lower fair value accretion, partially offset by higher rates on earning assets – Reported NIM declined 17 bps, while the core NIM declined 12 bps ($ in millions) Net interest income and net interest margin 1 See non-GAAP reconciliations in the appendix vs. Linked Quarter5-Quarter Trend 1 vs. Like Quarter

12 ($ in millions) $2,102 $2,227 $2,234 $2,293 $2,108 3Q22 4Q22 1Q23 2Q23 3Q23 Noninterest income vs. Linked Quarter5-Quarter Trend – Noninterest income decreased $185 million, or 8.1% due to: – Seasonally lower insurance revenue of $142 million – Lower service charges on deposits revenue of $88 million primarily due to $87 million of client refund accruals – Lower investment banking and trading income of $26 million – These reductions were partially offset with higher other income of $38 million vs. Like Quarter – Noninterest income increased 0.3% as 9.4% growth in insurance revenue (6.3% organic) was partially offset by lower service charges on deposits and investment banking and trading income

Noninterest expense

($ in millions)

5-Quarter Trend



$3,613
$140
$152
$3,321
61.8%
56.4%
$3,722
$163
$170
$3,389
60.0%
54.2%
$3,691
$136
$63
$3,492
60.5%
56.8%
$3,748
$4
$131
$54
$3,559
63.3%
59.6%
$3,747
$130
$75
$3,542
66.1%
61.8%
3Q22
4Q22
1Q23
2Q23
3Q23
Adjusted noninterest expense[2]
Amortization
GAAP efficiency ratio
Merger costs[1]
Other items
Adjusted efficiency ratio

vs. Linked Quarter

- Noninterest expense was flat
  - Merger-related and restructuring charges increased $21 million driven primarily by severance expense associated with our cost saves program
- Adjusted noninterest expense[2] decreased $17 million, or 0.5% due to:
  - Lower personnel expense of $56 million
  - Lower professional fees and outside processing expense of $35 million
  - These improvements were partially offset by a $62 million increase in other expense primarily due to $70 million for costs associated with a revision to deposit service fee protocols and resolution of certain legal matters

vs. Like Quarter

- Noninterest expense increased $134 million, or 3.7%
- Adjusted noninterest expense[2] increased $221 million, or 6.7%
  - Increase in adjusted expense was due to higher compensation *(insurance acquisitions & commissions and minimum wage)*, professional fees and outside processing, regulatory costs, and other expense

TRUIST

1 Includes merger-related and restructuring charges and incremental operating expenses related to the merger
2 Excludes merger-related charges, incremental operating expenses related to the merger, amortization, and other items. See appendix for non-GAAP reconciliation.

13

14$750 million gross cost saves exclude one-time restructuring charges (e.g. severance); one-time costs are estimated at 25-30% $750 million gross cost saves program is underway – Reductions in force – Spans and layers – Consolidation of redundant/similar functions – Select business restructuring – Geographic simplification – Organizational alignment and simplification – Consolidate businesses for operational efficiency – More efficient branch network and staffing structure – Simplified and streamlined compensation and benefits programs – Reallocate investments to core businesses – Rationalize technology spend – Focus on opportunities in core businesses ~$750MM gross cost saves program realized over 12-18 months

15 $234 $467 $502 $538 $497 3Q22 4Q22 1Q23 2Q23 3Q23 $213 $273 $297 $440 $405 0.34% 0.37% 0.54% 0.51% NCO NCO ratio 3Q22 4Q22 1Q23 2Q23 3Q23 NCOs, excluding Student, increased 9 bps linked quarter reflecting higher commercial and indirect auto losses Asset quality 4.5x 9.0x 8.8x Net Charge-Offs Provision for Credit Losses Nonperforming Loans / LHFI ALLL $4,205 $4,377 $4,479 $4,606 $4,693 ALLL ALLL ratio ALLL / NCO 3Q22 4Q22 1Q23 2Q23 3Q23 ALLL ratio up 6 bps due to increased reserves for CRE and an updated economic outlook Increase in the loan loss reserve reflects normalization of asset quality NPLs remained stable on a linked quarter basis 5.0X 0.35% 0.36% 0.36% 0.47% 0.46% 3Q22 4Q22 1Q23 2Q23 3Q23 3.7X4.1X $467 2.6X 3.4X ex. Student 0.42% ex. Student 0.27% Provision increased vs. 3Q22 due to an allowance build and higher charge-offs 2.9X 1.34% 1.34% 1.37% 1.43% 1.49%

Strong capital momentum

($ in billions)

2H23 Capital Walk

Truist continues to build capital and maintains significant strategic flexibility with its remaining stake in TIH



9.6%
0.3%
9.9%
~0.2%
~(0.1%)
~10%
~2.0%+
2Q23 CET1
Organic capital generation and managed RWA growth[1]
3Q23 CET1[2]
Organic capital generation and managed RWA growth[1]
FDIC assessment
4Q23 CET1
Estimate if remaining TIH ownership divested[3]

AOCI Burn Down[4]

Securities AOCI projected to decline by 28% by 12/31/26



$15.0
$13.5
$1.5
09/30/23
$13.6
$12.1
$1.5
12/31/24
$12.4
$10.9
$1.5
12/31/25
$11.2
$9.7
$1.5
12/31/26
Securities AOCI
Pension AOCI[5]

Commentary

CET1 Expectations

- CET1 expected to reach and stay above 10% after year-end
- Maintain ~200 bps+ of strategic flexibility with TIH

Capital Allocation

- RWA management strategy focuses on core clients
- De-emphasize lower return portfolios
- Allow recent acquisitions to mature

Strong Capital Build

- Organic capital generation of 15-20 bps per quarter
- Securities AOCI projected to decline by 28% by 12/31/26

Manageable Long-Term Debt Requirements

- Shortfall of $2 billion at the holding company and $13 billion at the bank level at 9/30/23
- Expect to meet requirements through normal course debt issuance

Basel III Endgame Proposal Impacts

- Expect a high single digit % increase in RWA
- Phase-in periods allow ample time to bolster capital
- Final ruling could alter phase-in periods and RWA requirements

1 Organic capital generation is retained earnings net of dividend
2 Current quarter regulatory capital information is preliminary
3 Based on April 2023 valuation
4 AOCI impact based on current interest rates as of 9/30/23 and internal estimates. Excludes $600 million of cash flow hedges, which are not included in capital ratios under Basel III impacts.
5 Pension AOCI held constant but can change with fluctuations in financial markets

TRUIST

16

17 13.9% 3Q23 Actuals 4Q23 Outlook Revenue (TE) $5.7 Flat to down 1% Adjusted expenses $3.5 Down 3.5% (excludes TIH independence readiness costs of ~$35 million) Full Year 2022 Actuals Full Year 2023 Outlook Adjusted revenue (TE) $23.2 Up ~1.5% Adjusted expenses $13.1 Up ~7% (excludes TIH independence readiness costs of ~$55 million) Net charge-off ratio 27 bps ~50 bps Tax rate 18% effective; 20% on FTE basis 4Q23 and 2023 outlook Fu ll ye ar 2 02 3 co m pa re d to fu ll ye ar 2 02 2 ($ in billions unless otherwise noted) 4Q 23 co m pa re d to 3 Q 23 All data points are taxable-equivalent, where applicable Adjusted expenses exclude amortization of intangibles, merger-related and restructuring charges, incremental operating expenses related to the merger, and other selected items Adjusted revenues exclude securities gains / (losses) and other selected items See non-GAAP reconciliations in the appendix

18 Investment thesis Why Truist? Purpose-Driven Culture Exceptional Company Investing in the Future Leading Financial Performance – Inspire and build better lives and communities – Optimize long-term value for all stakeholders through safe, sound, and ethical practices – Attract and retain top talent – Continued strong sustainability progress – Top 10 U.S. commercial bank – Strong retail and commercial banking market shares in 7 of the top 10 fastest growing markets with select national businesses – Comprehensive and diverse business mix with distinct capabilities in commercial, investment banking, digital / point-of-sale lending, insurance, and advice / industry expertise – Significant Integrated Relationship Management potential – Further modernize technology stack – Obsess over enhanced client and teammate experience to drive client acquisition – Enable convenient commerce and strengthen payments capabilities – Fit-for-purpose approach (build, buy, partner) – Targeting strong growth and profitability relative to peers (with lower volatility) – Diversified revenue streams – Disciplined focus on risk and controls – Strong risk adjusted capital position

Appendix

A-20 8.1% 7.8% 9.7% 11.1% 11.3% 0.02% 0.29% 0.41% 1.01% 1.09% 0.06% 0.49% 1.02% Criticized & classified ratio NPL ratio NCO ratio 3Q22 4Q22 1Q23 2Q23 3Q23 6% 24% 25% 45% 2023 2024 2025 2026 and beyond Office Portfolio Primarily Composed of Class A, Multi Tenant Properties Within Footprint Class A 64% Class B 25% Class C and Other 11% Commercial real estate (CRE) spotlight 5-Quarter Total CRE Trends CRE Office 1.7% Class Type (From Top 10 Markets) (0.02)% Total LHFI at 9/30/23 ($316B) CRE Mix Tenant Type Scheduled Office Maturities CRE Represents 9.2% of Total Loans HFI Including Office at 1.7% NPL% 5.9% LTM NCO ratio 2.40% Loan loss reserves 8.3% WALTV ~61% Weighted average maturity ~2.5 years % in Truist Southeast/ Mid-Atlantic footprint ~76% Office Spotlight All other loans 91.1% CRE information on this slide includes the commercial construction portfolio WALTV based on most recent appraisal conducted CRE 9.2% 0.14% Hotel 9% Industrial 17% Office 17% Multifamily 31% Retail 15% Other 11% A-1 Multi Tenant 91% Medical 8% Single Tenant 1%

Consumer Banking & Wealth

Represents performance for Retail and Small Business Banking, Wealth, Mortgage Banking, and Consumer Finance Solutions

Metrics

Income statement ($ MM)	3Q23	vs. 2Q23	vs. 3Q22
Net interest income	$2,657	$(30)	$(25)
Allocated provision for credit losses	248	24	(35)
Noninterest income	756	(72)	(80)
Noninterest expense	2,065	14	135
Segment net income	834	(110)	(162)
Balance Sheet ($ B)			
Average loans[1]	$137	$(6.2)	$(3.7)
Average deposits	238	(0.9)	(15)
Other Key Metrics[2]			
Mortgages serviced for others ($ B)	$218	$(5.7)	$1.4
Wealth management AUM ($ B)	188	(2.7)	14
Branches	2,001	(1)	(118)

(1) Excludes loans held for sale
(2) Amount reported reflects end of period balance

Commentary

- Net income of $834 million, down $110 million, or 12% vs. 2Q23
- Net interest income of $2.7 billion decreased slightly by $30 million, or 1.1%, primarily driven by lower average balances and decrease in loan spread
  - Average loans of $137 billion declined 4.3% vs. 2Q23 primarily driven 2Q sale of Student loan portfolio and lower prime auto balances, partially offset by growth in the Service Finance and Sheffield portfolios
  - Average deposits of $238 billion declined 0.4%, vs. 2Q23 reflecting continued consumer response to higher rates
- Provision for credit losses increased $24 million, or 11% primarily driven by smaller allowance release in the current quarter, partially offset by a decrease in charge-offs
- Noninterest income of $756 million decreased $72 million, or 8.7% vs. 2Q23, primarily driven by $87 million client refund accruals resulting from a revision to deposit service fee protocols
  - Mortgages serviced for others decreased 2.6% vs. 2Q23 driven by bulk MSR sale completed in the current quarter
  - Wealth management AUM decreased $2.7 billion, or 1.4%, vs. 2Q23 primarily due to decrease in markets
- Noninterest expense of $2.1 billion remained relatively flat vs. 2Q23
  - Branch count down 5.6% vs. 3Q22 due to continued branch network optimization

TRUIST

A-2

A-3 Corporate & Commercial Banking – Net income of $892 million, increased $15 million, or 1.7% vs. prior quarter – Net interest income of $1.7 billion decreased $42 million, or 2.5%, as a results of higher funding costs and lower balances for both loans and deposits partially offset by higher rates – Average loans of $181 billion decreased $2.1 billion, or 1.2%, as a result of optimization efforts across the segment – Average deposits of $127 billion decreased $1.6 billion, or 1.2%, due to monetary tightening and higher rate alternatives – Provision for credit losses of $254 million decreased $58 million, or 19%, driven primarily by lower loan balances – Noninterest income of $584 million increased $8 million, or 1.4%, primarily driven by higher M&A Advisory and lending related fees partially offset by lower structured real estate – Noninterest expense of $874 million increased $5 million, or 0.6% from 2Q23 driven by lower variable incentives partially offset by restructuring charges in CRE and CCB (1) Excludes loans held for sale Represents performance for Commercial Community Banking, Corporate & Investment Banking, CRE, Wholesale Payments, and Insurance Premium Finance Metrics Commentary Income statement ($ MM) 3Q23 vs. 2Q23 vs. 3Q22 Net interest income $1,651 $(42) $6 Allocated provision for credit losses 254 (58) 302 Noninterest income 584 8 (61) Noninterest expense 874 5 46 Segment net income $892 $15 $(294) Balance Sheet ($ B) Average loans(1) $181 $(2.1) $12 Average deposits 127 (1.6) (16)

Insurance Holdings

Represents performance for Truist Insurance Holdings' Retail and Wholesale Divisions

Metrics

Income statement ($ MM)	3Q23	vs. 2Q23	vs. 3Q22
Noninterest income	$801	($143)	$70
Interest income	25	6	25
Total revenue	826	(137)	95
Noninterest expense[(1)]	701	(4)	86
Interest expense	105	2	105
Segment net income	17	(138)	(68)
Performance ($ MM)			
YoY organic revenue growth	6.3 %	(2.8)%	(0.2)%
Net acquired revenue	$28	($14)	($14)
Performance based commissions	20	1	(1)
Adjusted EBITDA[(2)]	209	(113)	4
Adjusted EBITDA margin[(2)]	25.3 %	(8.2)%	(2.8)%

Commentary

- Total revenue growth of 13% vs. 3Q22
  - Driven by strong organic growth and additional interest income on fiduciary deposits
  - Acquired revenue of $28 million
- Positive organic revenue growth of 6.3%, but down from 9.1% and 6.5% in 2Q23 and 3Q22, respectively
  - Driven by lower title closing volume, reduced CAT property capacity in managing general underwriter businesses, offset by strong growth in retail and wholesale brokerage and binding
  - New business generation was up 21% vs. 3Q22 as clients continued to grow and invest during the quarter
- Adjusted EBITDA margin declined 280 bps vs. 3Q22
  - Primarily driven by changes in allocated expenses and lower organic revenue growth

Market conditions

- Property and casualty premium rates increased at a decreasing rate vs. prior quarters
- CAT property capacity remains challenging due to losses, inflation, and reinsurance pressure

(1) Prior period noninterest expense includes the segment net interest income which was primarily an allocation
(2) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, acquisition retention and changes in estimated earn-out incentives, equity and equity-like compensation items, independence readiness costs related to Truist Insurance Holdings, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. See non-GAAP reconciliations included in the attached Appendix.

TRUIST

A-4

Purchase accounting summary[1]

($ in millions)

	As of/For the Quarter Ended				
	Sept. 30 2023	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022
Loans and Leases[2]					
Beginning balance unamortized fair value mark	$ (579)	$ (673)	$ (741)	$ (826)	$ (924)
Accretion	45	63	64	80	96
Purchase accounting adjustments and other activity	6	31	4	5	2
Ending balance	$ (528)	$ (579)	$ (673)	$ (741)	$ (826)
Core deposit and other intangible assets					
Beginning balance	$ 3,403	$ 3,535	$ 3,672	$ 3,726	$ 3,535
Additions - acquisitions	21	—	—	111	336
Amortization[3]	(130)	(131)	(136)	(163)	(140)
Amortization in net occupancy expense	(2)	(1)	(1)	(3)	(5)
Purchase accounting adjustments and other activity	—	—	—	1	—
Ending balance	$ 3,292	$ 3,403	$ 3,535	$ 3,672	$ 3,726
Deposits[4]					
Beginning balance unamortized fair value mark	$ —	$ —	$ —	$ (1)	$ (3)
Amortization	—	—	—	1	2
Ending balance	$ —	$ —	$ —	$ —	$ (1)
Long-Term Debt[4]					
Beginning balance unamortized fair value mark	$ (59)	$ (69)	$ (81)	$ (94)	$ (109)
Amortization	10	12	12	13	15
Adjustments	—	(2)	—		—
Ending balance	$ (49)	$ (59)	$ (69)	$ (81)	$ (94)

(1) Includes only selected information and does not represent all purchase accounting adjustments.
(2) Purchase accounting marks on loans and leases includes credit, interest and liquidity components, and are generally recognized using the level-yield or straight-line method over the remaining life of the individual loans or recognized in full in the event of prepayment.
(3) 4Q22 amortization expense includes $16 million partial write-down of an investment advisory intangible asset from a prior acquisition.
(4) Purchase accounting marks on liabilities represents interest rate marks on time deposits and long-term debt and are recognized using the level-yield method over the term of the liability.

A-5

A-6 Preferred dividend ($ in millions) 4Q23 1Q24 2Q24 3Q24 Estimated dividends based on projected interest rates and amounts outstanding ($ MM) $77 $106 $77 $106 Estimates assume forward-looking SOFR rates as of 9/30/23. Actual interest rates could vary significantly causing dividend payments to differ from the estimates shown above.

Non-GAAP Reconciliations

A-8 Quarter Ended Dec. 31 Sept. 30 2022 2022 Net income available to common shareholders - GAAP $ 1,610 $ 1,536 Merger-related and restructuring charges 87 48 Securities (gains) losses — 1 Incremental operating expenses related to the merger 43 69 Net income available to common shareholders - Adjusted $ 1,740 $ 1,654 Weighted average shares outstanding - diluted 1,337,338 1,336,659 Diluted EPS - GAAP $ 1.20 $ 1.15 Diluted EPS - adjusted(1) 1.30 1.24 Non-GAAP reconciliations Diluted EPS ($ in millions, except per share data, shares in thousands) (1) The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. Truist’s management uses this measure in their analysis of the Corporation’s performance. Truist’s management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 2023 intentionally excluded as Truist is no longer reporting an adjusted diluted EPS metric.

Non-GAAP reconciliations

Efficiency ratio

($ in millions)

	Quarter Ended				
	Sept. 30 2023	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022
Efficiency ratio numerator - noninterest expense - GAAP	$ 3,747	$ 3,748	$ 3,691	$ 3,722	$ 3,613
Merger-related and restructuring charges, net	(75)	(54)	(63)	(114)	(62)
Gain (loss) on early extinguishment of debt	—	(4)	—	—	—
Incremental operating expense related to the merger	—	—	—	(56)	(90)
Amortization of intangibles	(130)	(131)	(136)	(163)	(140)
Efficiency ratio numerator - adjusted	$ 3,542	$ 3,559	$ 3,492	$ 3,389	$ 3,321
Efficiency ratio denominator - revenue[(1)] - GAAP	$ 5,672	$ 5,918	$ 6,102	$ 6,208	$ 5,847
Taxable equivalent adjustment	57	54	51	50	38
Securities (gains) losses	—	—	—	—	1
Efficiency ratio denominator - adjusted	$ 5,729	$ 5,972	$ 6,153	$ 6,258	$ 5,886
Efficiency ratio - GAAP	**66.1 %**	**63.3 %**	**60.5 %**	**60.0 %**	**61.8 %**
Efficiency ratio - adjusted[(2)]	**61.8**	**59.6**	**56.8**	**54.2**	**56.4**

(1) Revenue is defined as net interest income plus noninterest income.
(2) The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges, and other selected items. Truist's management uses this measure in their analysis of the Corporation's performance. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-9

Non-GAAP reconciliations

Pre-provision net revenue

($ in millions)

	Quarter Ended				
	Sept. 30 2023	**June 30 2023**	**March 31 2023**	**Dec. 31 2022**	**Sept. 30 2022**
Net income	$ 1,183	$ 1,345	$ 1,515	$ 1,682	$ 1,637
Provision for credit losses	497	538	502	467	234
Provision for income taxes	245	287	394	337	363
Taxable-equivalent adjustment	57	54	51	50	38
Pre-provision net revenue[(1)(2)]	**$ 1,982**	**$ 2,224**	**$ 2,462**	**$ 2,536**	**$ 2,272**
PPNR	$ 1,982	$ 2,224	$ 2,462	$ 2,536	$ 2,272
Merger-related and restructuring charges, net	75	54	63	114	62
Gain (loss) on early extinguishment of debt	—	4	—	—	—
Incremental operating expense related to the merger	—	—	—	56	90
Amortization of intangibles	130	131	136	163	140
Securities (gains) losses	—	—	—	—	1
Pre-provision net revenue - adjusted[(1)(2)]	**$ 2,187**	**$ 2,413**	**$ 2,661**	**$ 2,869**	**$ 2,565**

(1) Revenue is defined as net interest income plus noninterest income.
(2) Pre-provision net revenue is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the provision for credit losses and provision for income taxes. Adjusted pre-provision net revenue is a non-GAAP measure that additionally excludes securities gains (losses), merger-related and restructuring charges, amortization of intangible assets, and other selected items. Truist's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods.

TRUIST

A-10

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

($ in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	Sept. 30 2023	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022
Common shareholders' equity	$ 55,167	$ 56,853	$ 55,699	$ 53,841	$ 54,115
Less: Intangible assets, net of deferred taxes	29,491	29,628	29,788	29,908	29,752
Tangible common shareholders' equity[(1)]	$ 25,676	$ 27,225	$ 25,911	$ 23,933	$ 24,363
Outstanding shares at end of period	1,333,668	1,331,976	1,331,918	1,326,829	1,326,766
Common shareholders' equity per common share	**$ 41.37**	**$ 42.68**	**$ 41.82**	**$ 40.58**	**$ 40.79**
Tangible common shareholders' equity per common share[(1)]	**19.25**	**20.44**	**19.45**	**18.04**	**18.36**
Net income available to common shareholders	$ 1,071	$ 1,234	$ 1,410	$ 1,610	$ 1,536
Plus amortization of intangibles, net of tax	99	100	104	125	107
Tangible net income available to common shareholders[(1)]	$ 1,170	$ 1,334	$ 1,514	$ 1,735	$ 1,643
Average common shareholders' equity	$ 56,472	$ 57,302	$ 55,380	$ 54,823	$ 56,813
Less: Average intangible assets, net of deferred taxes	29,570	29,775	29,889	29,891	29,035
Average tangible common shareholders' equity[(1)]	$ 26,902	$ 27,527	$ 25,491	$ 24,932	$ 27,778
Return on average common shareholders' equity	**7.5 %**	**8.6 %**	**10.3 %**	**11.7 %**	**10.7 %**
Return on average tangible common shareholders' equity[(1)]	**17.3**	**19.4**	**24.1**	**27.6**	**23.5**

(1) Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. Truist's management uses these measures to assess profitability, returns relative to balance sheet risk, and shareholder value. These measures are not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-11

Non-GAAP reconciliations

Core NIM

($ in millions)

	Quarter Ended				
	Sept. 30 2023	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022
Net interest income - GAAP	$ 3,564	$ 3,625	$ 3,868	$ 3,981	$ 3,745
Taxable-equivalent adjustment	57	54	51	50	38
Net interest income - taxable-equivalent	3,621	3,679	3,919	4,031	3,783
Accretion of mark on acquired loans	(45)	(63)	(64)	(80)	(96)
Accretion of mark on acquired liabilities	(10)	(12)	(12)	(14)	(17)
Net interest income - core(1)	$ 3,566	$ 3,604	$ 3,843	$ 3,937	$ 3,670
Average earning assets - GAAP	$ 488,794	$ 506,084	$ 499,149	$ 492,805	$ 482,349
Average balance - mark on acquired loans	553	641	702	787	875
Average earning assets - core(1)	$ 489,347	$ 506,725	$ 499,851	$ 493,592	$ 483,224
Annualized net interest margin:					
Reported - taxable-equivalent	**2.95 %**	**2.91 %**	**3.17 %**	**3.25 %**	**3.12 %**
Core(1)	**2.90**	**2.85**	**3.10**	**3.17**	**3.02**

(1) Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The purchase accounting marks and related amortization for loans, deposits, and long-term debt from mergers and acquisitions are excluded to approximate the yields paid by clients. Truist's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of Truist's earning assets. This measure is not necessarily comparable to similar measures that may be presented by other companies.

TRUIST

A-12

Non-GAAP reconciliations

Insurance Holdings adjusted EBITDA

($ in millions)

	Quarter Ended				
	Sept. 30 2023	June 30 2023	March 31 2023	Dec. 31 2022	Sept. 30 2022
Segment interest income	$ 25	$ 19	$ —	$ —	$ —
Noninterest income	801	944	817	792	731
Total revenue	826	963	817	792	731
Segment net income (loss) - GAAP	$ 17	$ 155	$ 109	$ 107	$ 85
Provision (benefit) for income taxes	3	—	36	35	29
Interest	105	103	—	—	—
Depreciation & amortization	35	35	37	36	34
EBITDA	160	293	182	178	148
Merger-related and restructuring charges, net	11	3	5	18	21
Acquisition retention and change in earn-out incentives	9	4	13	8	10
Equity and equity-like compensation items	21	19	20	20	26
Operating loss	—	—	15	—	—
One-time independence readiness costs related to TIH (excluding Bank incurred costs)	8	3	—	2	—
Adjusted EBITDA[1]	$ 209	$ 322	$ 235	$ 226	$ 205
Adjusted EBITDA[1] margin	**25.3 %**	**33.5 %**	**28.7 %**	**28.6 %**	**28.1 %**
Memo: Total independence readiness costs related to TIH	$ 11	$ 9	$ 1	$ 2	—

(1) EBITDA is a non-GAAP measurement of operating profitability that is calculated by adding back interest, taxes, depreciation, and amortization to net income. Truist's management also adds back merger-related and restructuring charges, acquisition retention and changes in estimated earn-out incentives, equity and equity-like compensation items, independence readiness costs related to Truist Insurance Holdings, and other selected items. Truist's management uses this measure in its analysis of the Corporation's Insurance Holdings segment. Truist's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

TRUIST

A-13

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